Exhibit 20.4
Page 1 of 3

                    Navistar Financial 1995 - B Owner Trust
                        For the Month of February 1998
                      Distribution Date of March 16, 1998
                           Servicer Certificate #29


Original Pool Amount Initial Receivables                  $454,499,683.43
Subsequent Receivables (transferred 11/10/95)              $70,451,789.39

Beginning Pool Balance                                    $168,562,493.73
Beginning Pool Factor                                           0.3211011

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $8,162,095.52
     Interest Collected                                     $1,377,485.72

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                         $72,027.99
Total Additional Deposits                                      $72,027.99

Repos / Chargeoffs                                            $313,254.67
Aggregate Number of Notes Charged Off                                  86

Total Available Funds                                       $9,611,609.23

Ending Pool Balance                                       $160,087,143.54
Ending Pool Factor                                              0.3049561

Servicing Fee                                                 $140,468.74

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $11,208,751.20
     Target Percentage                                               5.50%
     Target Balance                                         $8,804,792.89
     Minimum Balance                                       $11,023,980.93
     (Release) / Deposit                                     ($184,770.27)
     Ending Balance                                        $11,023,980.93

Current Weighted Average APR:                                       9.881%
Current Weighted Average Remaining Term (months):                   25.41

Delinquencies                                              Dollars       Notes
     Installments:              1 - 30 days            $2,057,069.90     1,349
                                31 - 60 days             $357,464.01       282
                                60+  days                $182,829.27        65

     Total:                                            $2,597,363.18     1,369

     Balances:                  60+  days              $1,260,002.21        65

Memo Item - Reserve Account
     Prior Month                                      $11,023,980.93
+    Invest. Income                                       $40,492.38
+    Excess Serv.                                        $144,277.89
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $11,208,751.20

Exhibit 20.4
Page 2 of 3

Navistar Financial 1995 - B Owner Trust
For the Month of February 1998

                                                                             NOTES
                                                        (Money Market)
                                             TOTAL         CLASS A - 1        CLASS A - 2        CLASS A - 3       CERTIFICATES
                                      $525,000,000.00     $122,300,000.00    $100,000,000.00    $284,325,000.00     $18,375,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                       0.00%              0.00%             96.50%              3.50%
     Coupon                                                        5.750%             5.940%             6.050%             6.220%

Beginning Pool Balance                $168,562,493.73
Ending Pool Balance                   $160,087,143.54

Collected Principal                     $8,162,095.52
Collected Interest                      $1,377,485.72
Charge - Offs                             $313,254.67
Liquidation Proceeds / Recoveries          $72,027.99
Servicing                                 $140,468.74
Cash Transfer from Reserve Account              $0.00
Total Collections Available
  for Debt Service                      $9,471,140.49

Beginning Balance                     $168,562,493.73               $0.00              $0.00    $156,728,360.41     $11,834,133.32

Interest Due                              $851,512.41               $0.00              $0.00        $790,172.15         $61,340.26
Interest Paid                             $851,512.41               $0.00              $0.00        $790,172.15         $61,340.26
Principal Due                           $8,475,350.19               $0.00              $0.00      $8,178,712.93        $296,637.26
Principal Paid                          $8,475,350.19               $0.00              $0.00      $8,178,712.93        $296,637.26

Ending Balance                        $160,087,143.54               $0.00              $0.00    $148,549,647.48     $11,537,496.06
Note / Certificate Pool Factor                                     0.0000             0.0000             0.5225             0.6279
   (Ending Balance / Original Pool Amount)
Total Distributions                     $9,326,862.60               $0.00              $0.00      $8,968,885.08        $357,977.52

Interest Shortfall                              $0.00               $0.00              $0.00              $0.00              $0.00
Principal Shortfall                             $0.00               $0.00              $0.00              $0.00              $0.00
     Total Shortfall                            $0.00               $0.00              $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                          $144,277.89
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance         $11,208,751.20
(Release) / Draw                         ($184,770.27)
Ending Reserve Acct Balance            $11,023,980.93

Exhibit 20.4
Page 3 of 3

Navistar Financial 1995 - B Owner Trust
For the Month of February 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                           5                   4                   3                  2                   1
                                        Oct-97              Nov-97              Dec-97              Jan-98              Feb-98
Beginning Pool Balance             $213,031,624.98     $197,825,082.32     $189,740,165.51     $177,643,390.82     $168,562,493.73

A)   Loss Trigger:
Principal of Contracts Charged Off     $494,766.64         $277,587.83          $21,675.95         $244,474.62         $313,254.67
Recoveries                             $561,617.71         $268,885.31         $294,381.11         $450,213.60          $72,027.99

Total Charged Off (Months 5, 4, 3)     $794,030.42
Total Recoveries (Months 3, 2, 1)      $816,622.70
Net Loss / (Recoveries) for 3 Mos      ($22,592.28)(a)

Total Balance (Months 5, 4, 3)     $600,596,872.81(b)

Loss Ratio Annualized  [(a/b) * (12)]      -0.0451%

Trigger:  Is Ratio > 1.5%                       No
                                                                                Dec-97              Jan-98              Feb-98

B)   Delinquency Trigger:                                                    $1,559,982.46       $1,481,313.31       $1,260,002.21
     Balance delinquency 60+ days                                                 0.82217%            0.83387%            0.74750%
     As % of Beginning Pool Balance                                               0.63850%            0.78204%            0.80118%
     Three Month Average

Trigger:  Is Average > 2.0%                     No

C)   Noteholders Percent Trigger:           2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                     No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer